Exhibit 99.1

Summary of the A&R 2019 Equity Incentive Plan

The material features of the A&R 2019 Equity Incentive Plan are summarized below. The following summary does not purport to be a complete description of all the provisions of the A&R 2019 Equity Incentive Plan. It is qualified in its entirety by reference to the complete text of the A&R 2019 Equity Incentive Plan, as set forth in Annex B.

Background, Purpose and Eligibility under the A&R 2019 Equity Incentive Plan

The A&R 2019 Equity Incentive Plan is intended to attract, retain and incentivize our employees, members of the Board and our eligible consultants to promote the success of Tesla. The A&R 2019 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to Tesla’s employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, any Musk Awards and any other equity-based or equity-related awards (including unrestricted shares) that the administrator approves (each individually, an “Award”). Our employees, directors and eligible consultants and our subsidiary corporations’ employees and eligible consultants are eligible to receive Awards under the A&R 2019 Equity Incentive Plan. As of August 19, 2025, we had approximately 131,112 employees, including three executive officers, and eight non-employee directors, who were eligible to participate in the 2019 Plan and would have been eligible to participate in the A&R 2019 Equity Incentive Plan if it had been in effect as of that date. As a result, our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the A&R 2019 Equity Incentive Plan.

Plan Administration

The A&R 2019 Equity Incentive Plan will be administered by the Board, Compensation Committee and one or more additional committees to which the Board, at its discretion or as legally required, may delegate such administration. Different committees may administer the A&R 2019 Equity Incentive Plan with respect to individual recipients (or groups thereof) and individual Awards (or groups thereof).

Subject to the provisions of the A&R 2019 Equity Incentive Plan, the administrator has the power to determine the terms of Awards, including the recipients, the exercise price, if any, the number of shares subject to each Award, the fair market value per share of our common stock, the vesting schedule applicable to the Awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the Award and the terms of the award agreements for use under the A&R 2019 Equity Incentive Plan. The administrator also has the authority, subject to the terms of the A&R 2019 Equity Incentive Plan, to amend existing Awards to reduce or increase their exercise price under certain circumstances (except as described under “— Key Governance Features of the A&R 2019 Equity Incentive Plan — No Repricing,” above), to prescribe rules and to construe and interpret the A&R 2019 Equity Incentive Plan and Awards granted thereunder.

Maximum Shares Reserved for Awards

The maximum aggregate number of shares that may be issued pursuant to Awards under the A&R 2019 Equity Incentive Plan will be equal to:

1.	2,200,293 shares, which is management’s good-faith estimate of the remaining shares that will be available for grant pursuant to the 2019 Plan at the time of the 2025 Annual Meeting, plus
2.	The number of shares subject to stock options or similar awards granted under Tesla’s 2010 Equity Incentive Plan (the “2010 Plan”) that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2010 Plan that are forfeited to or repurchased by Tesla due to failure to vest, plus
3.	Up to an additional 207,960,630 shares for the Special Share Reserve, plus
4.	Up to an additional 60,000,000 shares for the General Share Reserve.

Awards may not be granted to Mr. Musk from the 60,000,000 shares being added to the General Share Reserve, including after giving effect to any recycling of shares permitted in accordance with, or any adjustment of awards in connection with certain corporate transactions pursuant to the A&R 2019 Equity Incentive Plan. For clarity, this restriction does not apply to any other shares that are or become available under the General Share Reserve, including without limitation (i) any shares remaining in the General Share Reserve as of the date of the 2025 Annual Meeting (prior to the addition of 60,000,000 new shares to the General Share Reserve) and (ii) any permitted recycling of the shares subject to the 2025 CEO Interim Award in accordance with the A&R 2019 Equity Incentive Plan.

For the avoidance of doubt, other than as described in the second item above, no other shares subject to, issued or available for issuance pursuant to awards under the 2010 Plan will be available for issuance under the A&R 2019 Equity Incentive Plan. In addition, no shares in respect of any Musk Awards may be reissued under the A&R 2019 Equity Incentive Plan.

No more than an aggregate of 455,460,630 shares may be granted pursuant to incentive stock options under the A&R 2019 Equity Incentive Plan.

Share Counting Rules

The following rules also govern the determination of shares that may be issued pursuant to Awards under the A&R 2019 Equity Incentive Plan:

•	No shares in respect of any Musk Awards may be reissued under the A&R 2019 Equity Incentive Plan.
•	In the event of a Tornetta Decision Event that results in forfeiture of, or a reduction in the number of shares subject to, the 2025 CEO Interim Award, the maximum number of shares that may again become available for issuance under the General Share Reserve is 36,000,000.
•	If an Award from the General Share Reserve under the A&R 2019 Equity Incentive Plan expires or becomes unexercisable or, as applicable, is forfeited to or repurchased by us due to failure to vest, the shares subject to the expired, unexercisable, forfeited or repurchased portion of such Award will become available for future grant under the General Share Reserve of the A&R 2019 Equity Incentive Plan.
•	Shares that have actually been issued under the A&R 2019 Equity Incentive Plan under any Award (other than an unvested Award of restricted stock) will not be returned to the A&R 2019 Equity Incentive Plan and will not become available for future distribution under the A&R 2019 Equity Incentive Plan.
•	With respect to exercised stock appreciation rights, the total number of shares subject to such stock appreciation rights (and not the net number of shares actually issued pursuant to such stock appreciation rights) will cease to be available under the A&R 2019 Equity Incentive Plan.

•	Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant under the A&R 2019 Equity Incentive Plan.
•	Shares repurchased by us with the proceeds of the exercise prices for any stock options may not be reissued under the A&R 2019 Equity Incentive Plan.
•	To the extent an Award from the General Share Reserve under the A&R 2019 Equity Incentive Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the General Share Reserve of the A&R 2019 Equity Incentive Plan.
•	Shares issued in connection with awards that are assumed, converted or substituted pursuant to certain corporate transactions will not reduce the number of shares available for issuance under the General Share Reserve of the A&R 2019 Equity Incentive Plan.

No Repricing

In no event will the administrator reduce the exercise price of a stock option or stock appreciation right, exchange a stock option or stock appreciation right for cash or another Award for the purpose of repricing such stock option or stock appreciation right, exchange a stock option or stock appreciation right for another stock option or stock appreciation right with a lower exercise price, or take any other action with respect to a stock option or stock appreciation right that constitutes a repricing under applicable laws. Moreover, the Board may not amend the A&R 2019 Equity Incentive Plan to modify the foregoing restrictions. However, any adjustment of a stock option or stock appreciation right as provided under “— Adjustments” below or any action taken with the approval of our shareholders will not constitute a prohibited repricing under the A&R 2019 Equity Incentive Plan.

Elon Musk Awards

The A&R 2019 Equity Incentive Plan permits the grant of Musk Awards from the Special Share Reserve, which are called “Elon Musk Awards” in the A&R 2019 Equity Incentive Plan. Notwithstanding anything in the A&R 2019 Equity Incentive Plan to the contrary, any Musk Awards may be granted to Mr. Musk in such amounts and subject to such terms and conditions as the administrator may determine in its sole discretion subject to its fiduciary duties, unconstrained by the terms of the A&R 2019 Equity Incentive Plan (other than the share counting rules described above, which will apply to any Musk Awards). Musk Awards may be in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or any other types of equity-based, equity-related or equity awards (including the grant or offer for sale of unrestricted shares). Each Musk Award will be administered in accordance with Section 21.418 of the TBOC by disinterested directors (which includes our Compensation Committee). The Board commits to shareholders that no material additional benefit will be provided to Mr. Musk in the form of a Musk Award that was not previously available under the 2018 CEO Performance Award.

Incentive and Nonstatutory Stock Options

Incentive and/or nonstatutory stock options may be granted under the A&R 2019 Equity Incentive Plan; provided that incentive stock options are only granted to employees. The exercise price of incentive and/or nonstatutory stock options must equal at least the fair market value of our common stock on the date of grant, unless determined otherwise by the administrator with respect to the applicable Award (which Award will, for the avoidance of doubt, comply with Section 409A of the Code, to the extent applicable). The term of an option may not exceed ten years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our parent or subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the plan administrator. Subject to the provisions of the A&R 2019 Equity Incentive Plan, the administrator determines the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. No dividends or dividend equivalent rights will be paid or accrued on stock options under the A&R 2019 Equity Incentive Plan. The specific terms will be set forth in an award agreement.

Restricted Stock

Restricted stock may be granted under the A&R 2019 Equity Incentive Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability, forfeiture provisions and other restrictions as the administrator may deem advisable or appropriate, and other terms and conditions as the administrator, in its sole discretion, determines in accordance with the terms and conditions of the A&R 2019 Equity Incentive Plan. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service to us. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, provided that all dividends, whether paid in shares or cash, will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid. Shares of restricted stock that do not vest for any reason generally will be forfeited by the recipient. The specific terms will be set forth in an award agreement.

Restricted Stock Units

Restricted stock units may be granted under the A&R 2019 Equity Incentive Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the A&R 2019 Equity Incentive Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria, which may include achievement of specified performance criteria or continued service to us, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash or a combination of both. Any dividend equivalents on restricted stock units may be earned in shares or cash but will be subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which they relate. The specific terms will be set forth in an award agreement.

Stock Appreciation Rights

Stock appreciation rights may be granted under the A&R 2019 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of the A&R 2019 Equity Incentive Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The term of an Award of stock appreciation rights may not exceed 10 years. After the termination of service of an employee, director or consultant, the participant may exercise his or her stock appreciation rights, to the extent vested as of such date of termination, for the period of time stated in his or her award agreement. Generally, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, the stock appreciation rights will generally remain exercisable for three months following the termination of service. However, in no event may stock appreciation rights be exercised later than the expiration of their term. No dividends or dividend equivalent rights will be paid or accrued on stock appreciation rights. The specific terms will be set forth in an award agreement.

Performance Units/Performance Shares

Performance units and performance shares may be granted under the A&R 2019 Equity Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof. Any dividend equivalents on performance units or performance shares may be earned in shares or cash but will be subject to the same restrictions on transferability and forfeiture as the performance units or performance shares with respect to which they relate. The specific terms will be set forth in an award agreement.

Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the A&R 2019 Equity Incentive Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the A&R 2019 Equity Incentive Plan, the number, class and price of shares covered by each outstanding Award, and/or the numerical share limits contained in the A&R 2019 Equity Incentive Plan.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Certain Transactions or Change in Control

The A&R 2019 Equity Incentive Plan provides that, unless otherwise set forth in an award agreement, in the event of a merger, consolidation or similar transaction, each outstanding Award or portion thereof will be treated as the administrator determines, except that if such transaction results in a change in control, as defined under the A&R 2019 Equity Incentive Plan, in which an acquiring or successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding Award or portion thereof, then such Award or portion thereof will fully vest, all restrictions on such Award or portion thereof will lapse, all performance goals or other vesting criteria applicable to such Award or portion thereof will be deemed achieved at 100% of target levels and such Award or portion thereof will become fully exercisable, if applicable, for a specified period determined by the administrator, unless provided otherwise under the applicable award agreement. The Award or portion thereof will then terminate upon the expiration of the specified period of time. If Awards granted to an outside director are assumed or substituted and such director’s service is terminated at or following such assumption or substitution, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units, if any, will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met, unless provided otherwise under the applicable award agreements.

Clawback

Certain participants under the A&R 2019 Equity Incentive Plan and any Awards held by them will be subject to any clawback policy of Tesla currently in effect, such as provided in our clawback policy required by Nasdaq listing standards as described below in “Executive Compensation for Fiscal Year 2024 — Compensation Discussion and Analysis — Clawback Policy,” or such other policies that may be established and/or amended from time to time, or the forfeiture or repayment of such awards to the extent required by applicable laws. The administrator may require such participants to forfeit, return or reimburse to us all or a portion of their Awards and any amounts paid thereunder pursuant to the terms of such clawback policy or as required by applicable laws.

Transferability of Awards

Awards granted under the A&R 2019 Equity Incentive Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. The administrator may make an Award transferable (provided that it be for no consideration), and such transfer may contain such additional terms and conditions as the administrator deems appropriate.